UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 26, 2021
Date of Report (date of earliest event reported)

HILLS BANCORPORATION
(Exact name of registrant as specified in its charter)

Iowa	0-12668		42-1208067
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

131 E. Main Street, PO Box 160	Hills	Iowa	52235
(Address of Principal Executive Offices)			(Zip Code)
(319) 679-2291
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on March 29, 2021, Hills Bancorporation (the “Company”) will appoint Joseph A. Schueller, age 43, to the position of Senior Vice President and Chief Financial Officer of the Company and the Company’s wholly-owned bank subsidiary, Hills Bank and Trust Company (the “Bank”). Mr. Schueller will also serve as principal financial officer and principal accounting officer of the Company.

Prior to his employment with the Company and the Bank, Mr. Schueller served as a Senior Director within the consulting practice of RSM US LLP (“RSM”) from 2019 through his current appointment. Prior to working at RSM, Mr. Schueller served in a variety of senior positions at financial institutions including Executive Vice President and Chief Financial Officer at Cognition Financial Corporation from 2018 to 2019, Senior Vice President and Director of Finance at Santander Bank, N.A. from 2016 to 2018, Senior Vice President and Director of Finance and Accounting at Admirals Bank from 2013 to 2016, and Vice President and Director of Finance at State Street Corporation from 2010 to 2013. Mr. Schueller started his career with over 10 years within the audit practice at PricewaterhouseCoopers LLP after graduating with a Bachelor of Science in Business-Accounting from the University of Minnesota in 1999.

Mr. Schueller has executed an employment agreement, effective March 29, 2021, which provides for a base salary of $285,000 per year and a cash retention bonus payable in one lump sum within 30 days of the third anniversary of the effective date of employment. The employment agreement also provides for an award of 1,500 restricted shares of Hills Bancorporation common stock, which, pursuant to the terms of a separately executed restricted stock award agreement effective March 29, 2021, vests three years from the date of grant unless Mr. Schueller, prior to the vesting date, voluntarily leaves employment with the Company, voluntarily accepts a demotion from his current position with the Company, or is involuntarily terminated for “cause” by the Company. Mr. Schueller will also be eligible for discretionary annual cash bonuses, equity awards under the Company’s 2020 Stock Option and Incentive Plan, and discretionary contributions to the Company’s Employee Stock Ownership and Profit-Sharing Plans. He will also be entitled to receive other employee benefits generally available to all employees of the Company and the Bank, including participation in medical plans and the Company’s Employee Stock Purchase Plan.

Mr. Schueller has no family relationship with any director or executive officer of the Company or any of its affiliated subsidiaries. Since the beginning of the Company’s last fiscal year, neither Mr. Schueller nor any member of his immediate family have been customers of, or have had transactions in excess of $120,000 with the Company or any of its affiliated subsidiaries which would be reportable under Item 404(a) of SEC Regulation S-K.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HILLS BANCORPORATION
Date: March 26, 2021                    /s/ Dwight O. Seegmiller
Dwight O. Seegmiller,
Director, President and Chief Executive Officer